EXHIBIT 32.01

CERTIFICATIONS PURSUANT TO SECTION 1350
OF TITLE 18 OF THE UNITED STATES CODE

In connection with the Quarterly Report of General Employment Enterprises, Inc. (the “Company”) on Form 10-Q for the quarter ended December 31, 2009, as filed with the Securities and Exchange Commission (the “Report”), the undersigned hereby certifies, in his capacity as an officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section a 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

Date: February 3, 2010	/s/ Salvatore J. Zizza
Salvatore J. Zizza
Chief Executive Officer (Principal executive officer)